Exhibit 99.1

Dell Inc. Signs Reseller Agreement With WordLogic

VANCOUVER, British Columbia, May 11, 2011 (GLOBE NEWSWIRE) -- Dell Inc. (Nasdaq: DELL - News) is now an official reseller of WordLogic Corporation (OTCBB: WLGC - News) products, WordLogic CEO Frank Evanshen announced today. "Our WordLogic(TM) Predictive Keyboard product is a universal, easy-to-use text entry system for anyone who uses an electronic device," says Mr. Evanshen.

WordLogic's predictive text entry software uses Intelligent Input Platform(TM) Technology to make it intuitive, fast, accurate and helpful. WordLogic uniquely features:

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Intuitive drill-down prediction

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Exclusive multi-word, phrase and fragment prediction

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Probable next key color-highlighting

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Predicts accurately and learns based on individual usage

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Supports concurrent mixed languages (e.g. English/Espanol/industry terms)

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WordLogic runs on finger touchscreens, QWERTY keyboard and keypads, as well as on some smartphones and feature phones

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An image of the prototype may be viewed at:

http://www.wordlogic.com/wordlogic_smartphone_image.html

Software developer WordLogic offers advanced methods of text and information entry into personal computing devices ranging from small handheld mobile devices like smartphones to tablet and desktop computers. WordLogic's company's pioneering patented technology dates back to 1999, including four issued patents with the US Patent and Trademark Office (USPTO), with five additional patents pending.

For more information about WordLogic Corporation, visit www.wordlogic.com. To send a message via Twitter, contact us at www.twitter.com/wordlogiccorp, or visit us on Facebook, http://www.facebook.com/word.logic. WordLogic headquarters is located at 1130 West Pender Street, Suite 230, Vancouver, BC, Canada. Telephone: 1.866.WORDLOGIC (main office); Frank Evanshen, CEO, 1+604.257.3660, fevanshen@wordlogic.com; Roger Sichel, Director of Business Development, 1+914.589.5848, rsichel@wordlogic.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and are subject to risks and uncertainties. See WordLogic's filings with the US Securities and Exchange Commission which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.